Exhibit 99.1
MICRO DESIGN SERVICES, LLC
FINANCIAL STATEMENTS
AND UNAUDITED FINANCIAL INFORMATION

MICRO DESIGN SERVICES, LLC
FINANCIAL STATEMENTS AND UNAUDITED FINANCIAL INFORMATION

Independent Auditors’ Report	1

Balance Sheets as of December 31, 2007 and 2006 and September 30, 2008 (Unaudited)	2

Statements of Income and Members’ Capital for the Years Ended December 31, 2007 and 2006 and for the Nine Months Ended September 30, 2008 and 2007 (Unaudited)	3

Statements of Cash Flows for the Years Ended December 31, 2007 and 2006 and for the Nine Months Ended September 30, 2008 and 2007 (Unaudited)	4

Notes to Financial Statements	5 - 13

INDEPENDENT AUDITORS’ REPORT
To the Members
Micro Design Services, LLC
We have audited the accompanying balance sheets of Micro Design Services, LLC as of December 31, 2007 and 2006, and the related statements of income and members’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing and opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly in all material respects the financial position of Micro Design Services, LLC as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
DEMETRIUS & COMPANY, L.L.C.
Wayne, New Jersey
April 1, 2008, except for
Note 7 dated December 15, 2008

MICRO DESIGN SERVICES, LLC
BALANCE SHEETS
ASSETS

			(Unaudited)
	December 31,	December 31,	September 30,
	2007	2006	2008
Current assets:
Cash and cash equivalents	$579,862	$1,254,648	$45,183
Contracts receivable	1,846,521	1,266,159	1,283,241
Prepaid expenses	—	—	40,427

Total Current Assets	2,426,383	2,520,807	1,368,851

Property and equipment, net of accumulated depreciation of $555,729, $527,077, and $584,373	94,361	82,981	66,957
Prepaid compensation	65,226	—	110,635
Security deposit	42,192	42,192	42,192

Total Assets	$2,628,162	$2,645,980	$1,588,635

LIABILITIES AND MEMBERS’ CAPITAL

Accounts payable	$59,502	$40,725	$44,871
Accrued compensation	104,612	109,922	—
Accrued pension contribution	95,124	81,349	80,070
Accrued expenses	8,293	14,186	41,120
Accrued subcontractor expense	—	71,520	—
Deferred revenue	173,480	143,480	119,218
Payroll taxes payable	53,127	43,569	—
Sales tax payable	6,065	4,125	7,438

Total Current Liabilities	500,203	508,876	292,717

Members’ capital	2,127,959	2,137,104	1,295,918

Total Liabilities and Members’ Capital	$2,628,162	$2,645,980	$1,588,635

The accompanying notes are an integral part of the financial statements.

MICRO DESIGN SERVICES, LLC
STATEMENTS OF INCOME AND MEMBERS’ CAPITAL

			(Unaudited)	(Unaudited)
	Year ended	Year ended	Nine months ended	Nine months ended
	December 31,	December 31,	September 30,	September 30,
	2007	2006	2008	2007
Revenues
Consulting fees	$6,567,484	$5,766,642	$3,852,722	$5,831,571
Licensing	1,815,334	1,443,978	1,285,847	1,269,258
Maintenance contracts	740,000	694,168	586,665	543,750
Merchandise, repairs, other	216,742	627,509	143,867	177,151

Total revenues	9,339,560	8,532,297	5,869,101	7,821,730

Costs of Revenues
Consulting fees	3,228,415	2,686,446	2,166,167	2,539,732
Licensing	101,010	97,175	88,351	77,952
Maintenance contracts	165,873	133,639	124,485	131,107
Merchandise, repairs, other	68,010	446,792	37,835	55,985

Total costs of revenue	3,563,308	3,364,052	2,416,838	2,804,776

Gross Profit	5,776,252	5,168,245	3,452,263	5,016,954

Operating Expenses
General and administrative expenses	1,319,013	1,195,843	953,837	1,034,597
Selling and marketing expenses	310,458	372,952	474,220	232,101

Total operating expenses	1,629,471	1,568,795	1,428,057	1,266,698

Income from operations	4,146,781	3,599,450	2,024,206	3,750,256

Other Income
Interest	44,074	49,940	23,753	30,677

Net income	4,190,855	3,649,390	2,047,959	3,780,933

Members’ Capital — Beginning	2,137,104	2,887,714	2,127,959	2,137,104

Less Draws	4,200,000	4,400,000	2,880,000	3,200,000

Members’ Capital — Ending	$2,127,959	$2,137,104	$1,295,918	$2,718,037

The accompanying notes are an integral part of the financial statements.

MICRO DESIGN SERVICES, LLC
STATEMENTS OF CASH FLOWS

			(Unaudited)	(Unaudited)
	Year ended	Year ended	Nine months ended	Nine months ended
	December 31,	December 31,	September 30,	September 30,
	2007	2006	2008	2007
Cash flows from operating activities:

Net Income	$4,190,855	$3,649,390	$2,047,959	$3,780,933
Adjustments to reconcile net income to cash provided by operations:
Depreciation	28,652	37,431	28,644	35,004
Changes in assets and liabilities:
(Increase) decrease in contracts receivable	(580,362)	1,189,129	563,280	(1,294,842)
(Increase) in prepaid expenses	—	—	(40,427)	—
(Increase) in prepaid compensation	(65,226)	—	(45,409)	—
Increase (decrease) in accounts payable	18,777	15,646	(14,631)	31,588
Increase (decrease) in accrued expenses	(68,948)	7,934	(86,839)	326,929
Increase (decrease) in deferred revenue	30,000	51,680	(54,262)	(131,080)
Increase (decrease) in payroll and sales taxes payable	11,498	7,139	(51,754)	(16,592)

Net Cash Provided by Operating Activities	3,565,246	4,958,349	2,346,561	2,731,940

Cash flows from investing activities:

Purchase of property and equipment	(40,032)	(18,383)	(1,240)	(36,138)

Net Cash Used in Investing Activities	(40,032)	(18,383)	(1,240)	(36,138)

Cash flows from financing activities:

Members’ draws	(4,200,000)	(4,400,000)	(2,880,000)	(3,200,000)

Net Cash Used in Financing Activities	(4,200,000)	(4,400,000)	(2,880,000)	(3,200,000)

Net Increase (Decrease) in Cash	(674,786)	539,966	(534,679)	(504,198)

Cash and cash equivalents at beginning	1,254,648	714,682	579,862	1,254,648

Cash and Cash Equivalents at End	$579,862	$1,254,648	$45,183	$750,450

The accompanying notes are an integral part of the financial statements.

MICRO DESIGN SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
1.	NATURE OF OPERATIONS

Micro Design Services, LLC (the Company) was formed in New Jersey in December 1995. The Company is a successor to Micro Design Services, a partnership formed in New Jersey in 1990. The Company is a software development firm that provides electronic trading systems and support systems to financial markets. Typical systems are sold on either a perpetual or term license basis and include Exchange Order Management Systems, MarketLook Systems, Wireless Networks, Hand Held Trading Devices, and Web Based Products. In addition, the Company provides management consulting, systems development and integration for new and legacy systems. The Company sells its products nationally.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Information

The accompanying unaudited interim balance sheet as of September 30, 2008 and the statements of income and members’ capital and cash flows for the nine months ended September 30, 2008 and 2007 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary to present fairly the Company’s financial position as of September 30, 2008 and results of operations and cash flows for the nine months ended September 30, 2008 and 2007. The results of operations for the nine months ended September 30, 2008 and 2007 are not necessarily indicative of the results to be expected for the years ended December 31, 2008 and 2007 or for any other interim period or for any other future year.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods. Actual results could differ from those estimates, and such differences could affect the operations reported in future periods.

MICRO DESIGN SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits and short-term investments with initial maturities of three months or less.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash and cash investments and contracts receivable.

The Company places operating cash and temporary cash investments with a high quality financial institution. At times during the year, these amounts exceed the Federal Deposit Insurance Corporation limit. However, management of the Company believes that no significant credit risk exists. The Company invests surplus funds under overnight repurchase agreements with this institution.

Concentration of Credit Risk

Contracts receivable consists of balances due from a limited number of customers. The Company generally requires no collateral from its customers. The Company maintains an allowance for doubtful accounts based on its analysis of the contracts receivable, historical bad debts, customer creditworthiness, and changes in customer payment terms. To date the Company has not experienced any significant losses with respect to its contracts receivable.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using accelerated and straight-line methods over their estimated useful lives. Leasehold improvements are amortized over the shorter of the related lease terms or the estimated useful lives. Costs are being depreciated generally over five years which agrees with the amounts permitted under the Internal Revenue Code. Upon retirement or sale, the costs of assets disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of income. Repairs and maintenance costs are expensed as incurred.

MICRO DESIGN SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Lived Assets

Long-lived assets include equipment and furniture and fixtures. The Company assess impairments to its long-lived assets whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. There were no impaired assets for the years ended December 31, 2007 and 2006.

Income Taxes

The members of the Company have elected to be treated as a Partnership for Federal and State income tax purposes. Accordingly the Company’s income is included in the taxable income of the members.

Licensing Revenue

The Company follows the principles of Statement of Position (SOP) No. 97-2, “Software Revenue Recognition” (“SOP 97-2”), which provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. The Company typically licenses its products under agreements that require monthly licensing fees. The Company generally recognizes license fees under these arrangements on a monthly basis, when the amounts of the fees become determinable and the payments become due.

Maintenance Revenue

Maintenance agreements generally require the Company to provide technical support and software updates (on a when-and-if-available basis) to its clients. Maintenance revenues are recognized ratably over the term of the maintenance agreement.

Deferred revenue consists of payments received related to maintenance and other services, which have been paid by customers prior to the recognition of revenue. Deferred revenue relates primarily to cash received for maintenance contracts in advance of services performed.

MICRO DESIGN SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consulting Revenue

The Company provides consulting and training services to its clients. Revenues for such services are generally recognized over the period during which the services are performed. The Company typically charges for professional services on a time and materials basis.

Advertising and Marketing

Advertising and marketing costs are expensed as incurred.

Warranty

The Company’s products are generally subject to warranty, which provides for estimated future costs of repair, replacement or customer accommodation costs. Expenses in connection with satisfying warranties are charged to operations when incurred. Warranty periods are generally 90 days and the costs are typically included in the price of the contract. There was no warranty obligation accrued at December 31, 2007 and 2006 and no warranty expense for the years ended December 31, 2007 and 2006.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments approximate their fair values as of December 31, 2007 and 2006.

New Authoritative Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (the FASB) issued SFAS No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141R”), which requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors, and other users, all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141R will be effective for acquisitions with a date on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not anticipate the adoption of SFAS No. 141R having a significant impact on its financial position, cash flows, and results of operations.

MICRO DESIGN SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Authoritative Accounting Pronouncements (continued)

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The Company has adopted SFAS No. 159 and has elected not to measure any additional financial instruments and other items at fair value.

On January 1, 2008, the Company adopted the provisions of SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). The Company did not adopt the provisions of SFAS No. 157 as they relate to nonfinancial assets pursuant to FSP FAS 157-2, “Effective Date of FASB Statement No. 157.” The major categories of assets that are measured at fair value for which the Company has not applied the provisions of SFAS No. 157 include the measurement of fair value in the first step of a goodwill impairment test under SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 157 clarifies how companies are required to use a fair value measure for recognition and disclosure by establishing a common definition of fair value, a framework for measuring fair value, and expanding disclosures about fair value measurements. The adoption of SFAS No. 157 did not have a material impact on the Company’s results of operations or financial position. In October 2008, the FASB issued FSP FAS 157-3 “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP FAS 157-3”), which is effective upon issuance for all financial statements that have not been issued. FSP FAS 157-3 clarifies the application of SFAS 157 in a market that is not active. The Company has adopted FSP FAS 157-3 effective with this filing. FSP FAS 157-3 does not have a material impact on the Company’s financial position, financial performance or cash flows.

SFAS No. 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

MICRO DESIGN SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Authoritative Accounting Pronouncements (continued)

In June 2006, the FASB issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 requires companies to determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. This interpretation also provides guidance on derecognition, classification, accounting in interim periods, and expanded disclosure requirements. FIN 48 is effective for fiscal years beginning after December 15, 2006 for public entities and after December 15, 2008 for private entities. The Company does not anticipate the adoption of FIN 48 having a significant impact on its financial position, cash flows, and results of operations.

The Company does not anticipate the adoption of any other recently issued accounting pronouncements to have a significant impact on the Company’s financial position, results of operations or cash flows.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of:

	2007	2006
Furniture and fixtures	$261,462	$260,563
Machinery and equipment	388,078	348,945
Organization costs	550	550

	650,090	610,058
Less: accumulated depreciation and amortization	555,729	527,077

	$94,361	$82,981

Depreciation expense was $28,652 and $37,431 for the years ended December 31, 2007 and 2006, respectively.

MICRO DESIGN SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
4.	COMMITMENTS

The Company has an operating lease for office facilities extending to November 30, 2009. Rent expense amounted to $264,219 and $266,065 for the years ended December 31, 2007 and 2006, respectively. Future minimum rental commitments as of December 31, 2007 were as follows:

2008	$253,154
2009	232,058

$485,212

The Company has an employment agreement with its chief executive officer (CEO) which expires December 31, 2011. Base salary for each year is $250,000. In addition, the CEO will be entitled to an annual performance bonus based on percentages at certain levels of the Company’s net income in each year. Two-thirds of the performance bonus is earned in the year of service and paid to the CEO. One-third is paid by the Company and deposited into an escrow account. The escrow account will be released to the CEO upon the satisfaction of certain performance obligations subsequent to a change-in-control.

The performance bonus calculated and paid for the year ended December 31, 2007 was $195,677. Two-thirds, or $130,451, was recorded as payroll expense and one-third, or $65,226, was recorded as prepaid compensation on the balance sheet.

5.	EMPLOYEE BENEFITS

The Company has a 401(k) Salary Savings Plan (the Plan) which allows the Company to make safe harbor, profit sharing and matching contributions for all participating employees as specified by the Plan.

The Plan covers substantially all of its employees having at least one year of service before December 31st of each year and have attained the age of 21. Under the Plan the employees may elect to defer up to 50% of their salary limited by IRS contribution limits.

MICRO DESIGN SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
5.	EMPLOYEE BENEFITS (continued)

The Company’s profit sharing plan, which covers substantially all employees, has been incorporated into the 401(k) Plan and has adopted the vesting and eligibility requirements of that Plan. The Company is required to make a 3% safe harbor payment to all eligible employees. Company contributions, except for safe harbor, are at the discretion of the Board of Directors and are limited to amounts allowed under the Internal Revenue Code. The company’s required safe harbor contribution was $95,124 and $81,349 for the years ended December 31, 2007 and 2006, respectively.

6.	CONTRACTS RECEIVABLE

Contracts receivable at December 31, 2007 and 2006 consisted of:

	2007	2006
Billed	$1,461,896	$931,064
Unbilled	384,625	335,095

	1,846,521	1,266,159
Less: allowance	—	—

	$1,846,521	$1,266,159

Customers with contracts receivable are primarily located in the New York City metropolitan area.
Concentrations were as follows:

	# of	% of	# of	% of Contracts
	Customers	Revenues	Customers	receivable
2007	1	59%	1	67%
2006	3	81%	2	57%

MICRO DESIGN SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
7.	SUBSEQUENT EVENT

On October 1, 2008, the Company sold substantially all of its net assets to SS&C Technologies, Inc. for approximately $16,035,000 in cash and a two-year receivable escrow of $1,720,000.

The presentation of the statements of income and members’ capital for the years ended December 31, 2007 and 2006 has been reclassified to conform to SS&C Technologies, Inc.’s financial statement presentation.